                     LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
                 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
                                      EXHIBIT 11.0


                                                                       THREE MONTHS ENDED
                                                                 MARCH 31,           MARCH 31,
PRIMARY:                                                            1997               1996
                                                              ----------------------------------
WEIGHTED AVERAGE COMMON SHARES                                   6,959,750            5,922,847

COMMON STOCK EQUIVALENTS                                           478,586

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D
                                                              ----------------------------------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                                       7,438,336            5,922,847
                                                              ==================================


FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES                                   6,959,750            5,922,847

COMMON STOCK EQUIVALENTS                                           478,586

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D
                                                              ----------------------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                                       7,438,336            5,922,847
                                                              ==================================
